As filed with the Securities and Exchange Commission on December 18, 2023.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
Delaware	52-1868008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
6940 Columbia Gateway Drive, Suite 470
Columbia, MD 21046
(410) 970-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Emmett Pepe
Chief Financial Officer
6940 Columbia Gateway Drive, Suite 470
Columbia, MD 21046
(410) 970-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Christopher R. Johnson, Esq.
Scott R. Wilson, Esq.
Miles & Stockbridge P.C.
100 Light Street
Baltimore, Maryland 21202
(410) 727-6464
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:   ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1993 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 18, 2023
PROSPECTUS

GSE SYSTEMS, INC.

1,732,137 Shares of Common Stock
This prospectus relates to the resale or other disposition from time to time in one or more offerings of up to 1,732,137 shares of our common stock, par value $0.01, by the selling stockholder named herein. These 1,732,137 shares of common stock consist of (i) 323,610 shares of common stock (“Amended Note Shares”) issuable at the option of the Company pursuant to the Amended and Restated Senior Convertible Note, dated June 23, 2023 (the “Amended Note”) or at the option of Lind Global Fund II LP or the holder of the Amended Note pursuant to Section 2.2(c) of the Amended Note; (ii) 128,373 shares of common stock (the “First Warrant Shares”) issuable upon the exercise of Common Stock Purchase Warrant No. 1, dated February 23, 2022 (the “First Warrant”), that was issued pursuant to a Securities Purchase Agreement, dated February 23, 2020 (the “First Purchase Agreement”), between GSE Systems, Inc. and Lind Global Fund II LP; (iii) 360,000 shares of common stock (the “Conversion Shares”) issuable upon the conversion of Senior Convertible Promissory Note, dated June 23, 2023 (the “Second Note”); (iv) 493,727 shares of common stock (the “Second Note Repayment Shares”) reserved as Repayment Shares (as defined herein) for the Second Note; and (v) 426,427 shares of common stock (the “Second Warrant Shares”) issuable upon the exercise of Common Stock Purchase Warrant No. 2, dated June 23, 2023 (the “Second Warrant”), that were issued or reserved for issuance pursuant to a Securities Purchase Agreement, dated June 23, 2023 (the “Second Purchase Agreement”), between GSE Systems, Inc. and Lind Global Fund II LP. The number of Amended Repayment Shares, First Warrant Shares, Repayment Shares, Conversion Shares and the Second Warrant Shares registered hereby were calculated after taking into account a reverse stock split of our common stock whereby ten issued and outstanding shares of common stock were exchanged for one new share of common stock (the “Reverse Stock Split”) as further described on page 10 under “Description of Our Common Stock.”
We are not offering any shares of our common stock for sale under this prospectus. We are registering the offer and resale of the shares of common stock issuable upon exercise of the Warrant, and conversion of the Second Note, to satisfy contractual obligations owed by us to the selling stockholder pursuant to the Purchase Agreement, and documents ancillary thereto. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholder prior to any resale of such shares pursuant to this prospectus. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The selling stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of shares of our common stock.
Our shares of common stock are traded on the NASDAQ Capital Market under the symbol “GVP”. On December 15, 2023, the last reported price of our common stock was $3.42 per share.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Investing in our common stock involves risks and uncertainties that should be considered. See “Risk Factors” on page 5 of this prospectus and any similar sections contained in the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is [•], 2023.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus.
This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our common stock. Before purchasing any common stock, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and in any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
For purposes of this prospectus, references to the terms “GSE Systems”, “GSE”, the “Company”, “we”, “us”, and “our” refer to GSE Systems, Inc., and not to any of its subsidiaries, except as otherwise indicated.

PROSPECTUS SUMMARY
This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference,” including the documents incorporated by reference to the registration statement of which this prospectus forms a part.
Our Company
GSE Systems, Inc. is a leading provider of engineering services and technology, expert staffing, and simulation software to clients in the power and process industries. We provide customers with simulation, engineering technology, engineering and plant services that help clients reduce risks associated with operating their plants, increase revenue through improved plant and employee performance, and lower costs through improved operational efficiency. In addition, we provide professional services that help clients fill key vacancies in the organization on a short-term basis, including but not limited to, the following: procedure writing, planning and scheduling; engineering; senior reactor operator (“SRO”) training and certification; technical support and training personnel focused on regulatory compliance and certification in the nuclear power industry.
Our services help our customers provide clean energy to all in a reliable and safe manner. There is growing recognition of the importance of low and zero carbon energy as the United States in particular, and the world in general, races to decarbonize power grids. We are uniquely positioned as one of the largest independent nuclear services companies in the United States to support decarbonization of the power industry. In fact, the more wind and solar that comes onto the grid, the greater zero carbon base-load becomes to ensure grid stability, reliability and safety. Decarbonization is a leading means of delivering environmental equity - ensuring that anyone regardless of background and economic status can benefit from a safe and healthy environment, free of pollution related to carbon intensive power generation. Our operations also include interactive software for tutorials and simulation for the refining, chemical, and petrochemical industries.
We execute projects globally with approximately 278 employees, as of December 31, 2022. We operate from offices in the U.S. and China and with additional employees deployed at client sites. While most of our revenue comes from support provided to the nuclear power industry, we also serve agencies in the United States Department of Energy, the United States Navy and adjacent defense opportunities, and the oil and gas, refining, chemical, and petrochemical markets.
GSE was formed to consolidate the simulation and related businesses of General Physics International Engineering & Simulation, S3 Technologies, and EuroSim. We completed our Initial Public Offering in 1995.
Since 2014, GSE has grown by consolidating and acquiring businesses serving the nuclear power industry. On November 14, 2014, we acquired Hyperspring, LLC (“Hyperspring”). Hyperspring is a nuclear industry focused staffing and training firm that employs highly skilled, high-value professionals primarily filling training and consulting positions on a contract basis for nuclear power plant operators. Hyperspring professionals provide training, operations and maintenance support including: generic fundamentals exams, accreditation training visit preparation, SRO certification, procedure development, work management, tagging/labeling, outage execution, planning/scheduling, corrective action, self-assessments and equipment reliability. On September 20, 2017, we acquired Absolute Consulting, Inc. (“Absolute”). Absolute is a provider of technical consulting and staffing solutions to the global nuclear power industry with expertise in procedure writing, engineering, technical support, scheduling, planning, project management, training, project controls, and corrective actions. On May 11, 2018, we acquired True North Consulting, LLC (“True North”). True North is a provider of engineering solutions to nuclear and non-nuclear power plants with an emphasis on regulatory-driven, American Society of Mechanical Engineers code programs. On February 15, 2019, we acquired DP Engineering Ltd, Co. (“DP Engineering”). DP Engineering is a specialized provider of high-value engineering services and solutions to the nuclear power industry. Founded in 1995 in Fort Worth, Texas, DP Engineering generates over 90% of its revenue from the nuclear power industry with core expertise in mechanical design; civil/structural design; electrical, instrumentation and controls design; digital controls/cyber security; and fire protection. DP Engineering primarily works under master service agreements as the Engineer of Choice.

We are incorporated in Delaware. Our principal executive office is located at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046. Our telephone number at both offices is (410) 970-7800. Our website address is www.gses.com. The information contained on our website is not incorporated by reference into this prospectus and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Offering
On February 23, 2022, the Company entered into First Purchase Agreement with Lind Global Fund II LP, a Delaware limited partnership (“Lind Global”), pursuant to which the Company issued to Lind Global a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 (the “2022 Note”) and the First Warranty, for a purchase price of $5,000,000.
On June 23, 2023, the Company and Lind Global amended and restated that the 2022 Note (such amended and restated note, the “Amended Note”). The Amended Note extended the maturity date of the 2022 Note and amortized the repayment amounts over that period. The Amended Note is a secured, interest free convertible promissory note in the principal amount of $2,747,228, such amount being the outstanding balance of the 2022 Note as of June 23, 2023. The Amended Note has a maturity date of August 23, 2024 and is payable, commencing on July 23, 2023, in twelve (12) consecutive monthly payments of $186,343 each and two (2) final payments of $255,556 each. As of December 13, 2023, following the period repayment of the Amended Note and certain voluntary conversion transactions by Lind Global, the balance on the Amended Note is $798,670.
On June 23, 2023, the Company entered into the Second Purchase Agreement with Lind Global, pursuant to which the Company issued to Lind Global a secured, two-year, interest free convertible promissory note in the principal amount of $1,800,000 (the “Second Note”) and a common stock purchase warrant to acquire up to 426,427 (4,264,271 shares prior to the Reverse Stock Split) shares of our common stock (the “Second Warrant”). Commencing one (1) year after the issuance of the Second Note, the Company shall pay the outstanding principal amount of the Second Note in twelve (12) consecutive monthly payments of $150,000. At GSE’s option, the monthly payment can be made in cash, shares of GSE’s common stock (the “Repayment Shares”) at a price based on 90% of the average five (5) consecutive daily volume-weighted average prices (VWAPs) during the twenty (20) trading days prior to the payment date, or a combination of cash and Repayment Shares, subject to the terms of the Second Note. The Repayment Shares must either be eligible for immediate resale under Rule 144 or be registered. The number of Repayment Shares cannot exceed (a) 493,727 (4,937,271 pre-Reverse Stock Split) shares of GSE’s common stock or (b)(i) 19.9% of the number of shares of common stock outstanding as of the effective date of the Second Note or (ii) 19.9% of the total voting power of the Company’s securities outstanding as of the effective date of the Second Note, unless GSE obtains stockholder approval to issue additional Repayment Shares. The holder of the Second Note may elect with respect to no more than two (2) of the above described monthly payments to increase the amount of such monthly payment up to $300,000 each in Repayment Shares upon notice to the Company. Any such increased payment shall be deducted from the amount of the last monthly payment owed under the Second Note.
The Second Note is convertible into our common stock at any time after the earlier of six (6) months from issuance or the date this Registration Statement is effective, provided that no such conversion may be made that would result in beneficial ownership by Lind Global and its affiliates of more than 4.99% of our outstanding shares of common stock. The conversion price of the Second Note is equal to $0.50, subject to customary adjustments.
The Second Warrant entitles Lind Global to purchase up to 426,427 (4,264,271 pre-Reverse Stock Split) shares of our common stock until the earlier of June 23, 2028 and a merger, sale event or other reclassification of the Company’s common stock, at an exercise price of $0.50 per share, subject to customary adjustments described therein.
On October 6, 2023, the Company and Lind Global entered into that certain (a) First Amendment to Senior Convertible Promissory Note (“Second Note Amendment”), amending the Second Note, and (b) First Amendment to Amended and Restated Senior Convertible Promissory Note (“A&R Note Amendment”), amending the Amended Note. The Second Note Amendment amended Section 2.1 pertaining to events of default by deleting and replacing Section 2.1(r), which previously provided for an event of default under the Second Note in the event that the Company’s Market Capitalization (as defined in the Second Note) was below $7 million for ten (10) consecutive days. As amended, the Second Note provides that, at any time after January 31, 2024, an event of default will occur in the event that the Company’s Market Capitalization is below $7 million for ten (10) consecutive days. The A&R Note Amendment amended Section 2.1 of the Amended Note pertaining to events of default by deleting and replacing

Section 2.1(r), which previously provided for an event of default under the Amended Note in the event that the Company’s Market Capitalization was below $7 million for ten (10) consecutive days. As amended, the A&R Note provides that, at any time after January 31, 2024, an event of default will occur in the event that the Company’s Market Capitalization is below $7 million for ten (10) consecutive days. Prior to the Amendment, the “Conversion Price” in Section 3.1(b) of the Amended Note “means $1.94, and shall be subject to adjustment as provided herein.” The A&R Note Amendment amended the definition of “Conversion Price” “the lower of (i) $1.94 and (ii) eighty-five percent (85%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days prior to the delivery by the Holder of the applicable notice of conversion.” The Company also made customary reaffirmations, representations and warranties typical for an amendment of a financing of this type.

RISK FACTORS
Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks and other information that we include or incorporate by reference into this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent periodic filings with the SEC, all of which are incorporated by reference into this prospectus in their entirety.
These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment. Please also read carefully the section below entitled “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on management’s assumptions, expectations, and projections about us, and the industry within which we operate, and that have been made pursuant to the Private Securities Litigation Reform Act of 1995 reflecting our expectations regarding our future growth, results of operations, performance, and business prospects and opportunities. Wherever possible, words such as “anticipate”, “believe”, “continue”, “estimate”, “intend”, “may”, “plan”, “potential”, “predict”, “expect”, “should”, “will”, and similar expressions, or the negative of these terms or other comparable terminology, have been used to identify these forward-looking statements. These forward-looking statements may also use different phrases. These statements regarding our expectations reflect our current beliefs and are based on information currently available to us. Accordingly, these statements by their nature are subject to risks and uncertainties, including those listed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which could cause our actual growth, results, performance, and business prospects and opportunities to differ from those expressed in, or implied by, these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. Except as otherwise required by federal securities law, we are not obligated to update or revise these forward looking statements to reflect new events or circumstances. We caution you that a variety of factors, including but not limited to the factors described under “Risk Factors” in this prospectus, those risks included in our most recent Annual Report on Form 10-K, the risks described from time to time in our subsequent reports filed with the SEC, and the following, could cause our business conditions and results to differ materially from what is contained in forward-looking statements:
•	changes in the rate of economic growth in the United States and other major international economies, including, but not limited to, increased interest rates;
•	changes in investment by the nuclear and fossil electric utility industry, the chemical and petrochemical industries, or the U.S. military;
•	changes in the financial condition of our customers;
•	changes in the regulatory environment;
•	changes in political climate;
•	changes in project design or schedules;
•	contract cancellations;
•	changes in our estimates of costs to complete projects;
•	changes in trade, monetary and fiscal policies worldwide;
•	currency fluctuations;
•	war and/or terrorist attacks on facilities either owned by our customers or our company, or where equipment or services are or may be provided;
•	initiation, prosecution, or outcomes of future litigation;
•	protection and validity of our trademarks and other intellectual property rights;
•	increasing competition by foreign and domestic companies;
•	compliance with our debt covenants;
•	compliance with listing requirements;
•	recoverability of claims against our customers and others;
•	changes in estimates used in our critical accounting policies; and
•	impact of the Novel Coronavirus (COVID-19), or other future pandemics, on the global economy and on our customers, suppliers, employees and business.

Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above, under “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K, and from time to time in our future reports filed with the SEC in connection with any forward-looking statements that may be made by us. You should not place undue reliance on any forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise.
We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the SEC.

USE OF PROCEEDS
All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholder and we will not receive any proceeds from the sale of these shares by the selling stockholders. However, we can receive up to $8,000,000 in connection with the Purchase Agreement. Unless otherwise specified in the applicable prospectus supplement, we have used and intend to use these proceeds for general working capital purposes and other corporate purposes.

SELLING STOCKHOLDER
Unless the context otherwise requires, as used in this prospectus, “selling stockholder” refers to the selling stockholder named in this prospectus, or certain transferees, assignees or other successors-in-interest that may receive our securities from the selling stockholder.
Shares of Common Stock
We have prepared this prospectus to allow the selling stockholder to sell or otherwise dispose of, from time to time, up to 1,732,137 shares of our common stock, which are comprised of (i) 323,610 Amended Note Shares; (ii) 128,373 First Warrant Shares, (iii) 360,000 Conversion Shares, (iv) 493,727 Second Note Repayment Shares, and (v) 426,427 Second Warrant Shares. See “Summary – Offering” on page 2 of this prospectus for a description of the private transaction in which we issued the Second Note and the Warrant. Except for the beneficial ownership of securities of the Company, neither the selling stockholder nor any persons who have control over the selling stockholder have had any material relationship with us within the past three years.
The table below lists the selling stockholder and other information regarding the ownership of our shares of common stock by the selling stockholder.
The second column lists the number of shares of common stock owned by the selling stockholder, based on its ownership of the shares of common stock and securities convertible or exercisable into shares of common stock, as of December 13, 2023, assuming exercise or conversion, as applicable, of the securities exercisable or convertible into shares of common stock held by the selling stockholder on that date, if applicable, without regard to any limitations on conversions or exercises.
The third column lists the shares of common stock being offered pursuant to this prospectus by the selling stockholder. Because the selling stockholder may sell some or all of the shares of common stock beneficially owned by them and covered by this prospectus, no estimate can be given as to the amount or percentage of common stock that will be held by the selling stockholder after any sales made pursuant to this prospectus. The following table assumes that the selling stockholder will sell all of the shares of common stock listed in this prospectus.
	Shares Beneficially Owned Prior to Offering(1)		Maximum Number of Shares to be Offered	Shares Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Lind Global Fund II LP(3)	272,189	9.07%	1,732,137	—	—
(1)
Percentages are based on 3,001,385 shares of common stock outstanding as of December 13, 2023. Lind Global Fund II LP may not convert or exercise any portion of the Second Note or the Warrant, respectively, to the extent such conversion or exercise would cause Lind Global Fund II LP, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock (or 9.99% of our then outstanding common stock to the extent Lind Global Fund II LP, together with its affiliates, beneficially owns in excess of 4.99% of shares of our then common stock at the time of such exercise or conversion).

(2)	Assumes the selling stockholder has sold all of the shares of common stock beneficially owned by the selling stockholder, which may or may not occur.
(3)
Based on a Schedule 13G filed with the SEC on December 18, 2023, by Lind Global Fund II LP, Lind Global Partners II LLC and Jeff Easton. Lind Global Partners II LLC, the general partner of Lind Global Fund II LP, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Fund II LP. Jeff Easton, the managing member of Lind Global Partners II LLC, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Fund II LP. Beneficial ownership also includes (i) 323,610 Amended Note Shares; (ii) 128,373 First Warrant Shares, (iii) 360,000 Conversion Shares, (iv) 493,727 Second Note Repayment Shares, and (v) 426,427 Second Warrant Shares. The securities are directly owned by Lind Global Fund II LP. Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind Global Fund II LP, and in such capacity has the right to vote and dispose of the securities held by such entities. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind Global Fund II LP is 444 Madison Avenue, 41st Floor, New York, NY 10022.

DESCRIPTION OF CAPITAL STOCK
General
The following description of the terms of our capital stock is only a summary. For a complete description, we refer you to the General Corporation Law of the State of Delaware, or the DGCL, our Restated Certificate of Incorporation as amended by our Certificate of Amendment of Certificate of Incorporation, as further amended by our Certificate of Amendment of Restated Certificate of Incorporation (the “Restated Certificate”) and our Third Amended and Restated Bylaws as amended by our First Amendment to our Third Amended and Restated Bylaws (the “Bylaws”). We have incorporated by reference our Restated Certificate and Bylaws as exhibits to the registration statement of which this prospectus is a part. For information on how you can obtain our Restated Certificate and Bylaws, see “Where You Can Find More Information; Incorporation by Reference.” The following description discusses the general terms of the common stock that we may issue.
Our authorized capital stock consists of 60,000,000 shares of common stock, $0.01 par value per share, and 2,000,000 shares of preferred stock, $0.01 par value per share. Our board of directors has the authority to establish one or more classes of preferred stock and to determine, within any class of preferred stock, the preferences, rights and other terms of such class. Subject to the restrictions described below, the holders of our common stock are entitled to receive dividends from funds legally available when, as and if declared by our board of directors, and are entitled upon our liquidation, dissolution or winding up to receive pro rata our net assets after satisfaction in full of the prior rights of our creditors and holders of any preferred stock.
Common Stock
Except as otherwise provided by law and subject to the voting rights of our preferred stock of any series that may be outstanding from time to time, the holders of common stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of common stock do not have cumulative voting rights. The holders of common stock do not have any preferential, subscriptive or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of stock or of securities convertible into our stock or any conversion rights with respect to any of our securities. Our common stock is not subject to redemption. All of our issued and outstanding common stock is fully paid and non-assessable.
Reverse Stock Split
On October 30, 2023, pursuant to authority granted by the Board and with the approval of the stockholders of the Company, we implemented a reverse stock split of our common stock whereby each ten issued and outstanding shares of common stock were exchanged for one newly-issued share of common stock (the “Reverse Stock Split”). The par value remained unchanged. No fractional shares were issued in connection with the Reverse Stock Split, and stockholders who would have otherwise held a fractional share of common stock received (upon surrender to the exchange agent of certificates representing such shares), a cash payment in lieu thereof rounded to the nearest cent, in an amount equal to the product obtained by multiplying (a) the five day variable weighted average price as of the close of market on Friday, October 27, 2023, as determined in good faith by the Board, by (b) the fraction of one share owned by the stockholder. All share and per share information have been retroactively adjusted to reflect the Reverse Stock Split for all periods presented, unless otherwise indicated.
Anti-Takeover Provisions of Delaware Law and Charter Provisions
The existence of some provisions of our Restated Certificate and Bylaws could discourage, delay or prevent a change in control of our Company that a stockholder may consider favorable. These include provisions:
•	providing that our Board of Directors fixes the number of members of the board and fills all vacancies on the Board of Directors;
•	providing for the division of our Board of Directors into three classes with staggered terms;
•	limiting who may call special meetings of stockholders;
•	prohibiting stockholder action by written consent, thereby requiring stockholder action to be taken at a meeting of the stockholders;

•	advance notice requirements for nominations of candidates for election to our Board of Directors or for proposing matters that can be acted on by stockholders at stockholder meetings;
•	establishing supermajority vote requirements for certain amendments to our Restated Certificate and Bylaws, including increasing the number of directors by 50% or more in any 12-month period;
•	limiting the right of stockholders to remove directors; and
•	authorizing the issuance of “blank check” preferred stock, which could be issued by our Board of Directors to increase the number of outstanding shares and thwart a takeover attempt.
In addition, we are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

PLAN OF DISTRIBUTION
The selling stockholder may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:
•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker dealers engaged by the selling stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholder (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
Certain legal matters related to the securities offered by this prospectus will be passed upon on our behalf by Miles & Stockbridge P.C. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS
The consolidated financial statements of the Company as of December 31, 2022 and 2021 and for each of the years in the two-year period ended December 31, 2022 appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, have been audited by FORVIS LLP (formerly, Dixon Hughes Goodman LLP), independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Their report contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements have been included herein by reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file annual, quarterly, and other reports and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such materials can be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at http://www.sec.gov.
Incorporation of Certain Documents by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):
•	Our Annual Report on Form 10-K, for the year ended December 31, 2022, as filed with the SEC on April 17, 2023.
•	Our Quarterly Report on Form 10-Q, for the quarter ended September 30, 2023, as filed with the SEC on November 14, 2023.
•	Our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on May 2, 2023.
•	Our Current Reports on Form 8-K filed with the SEC on November 14, 2023 and November 17, 2023.
•	The description of our common stock contained in the Registration Statement on Form 8-A filed on July 24, 1995, under Section 12(g) of the Exchange Act.
In addition, we incorporate by reference into this prospectus any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
Copies of the documents incorporated by reference in this prospectus may be obtained on written or oral request without charge from our Corporate Secretary at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046 (telephone: (410) 970-7800).

GSE SYSTEMS, INC.

Common Stock
PROSPECTUS
     , 2023

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the expenses in connection with the registration statement. All such expenses are estimates, other than the filing fees payable to the SEC.
Amount to be Paid
SEC registration fee	$885.00
Printing Expenses	—
Accounting Fees and Expenses	—
Legal fees and expenses	—
Miscellaneous	—
Total	$885.00
Item 15.	Indemnification of Directors and Officers
Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees, and agents and its former directors, officers, employees, and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorney’s fees), as well as judgments, fines, and settlements in no derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.
Our Restated Certificate provides that the Company shall indemnify and hold harmless, to the fullest extent not prohibited by Section 145 of the DGCL, as the same may be amended and supplemented, every person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit of proceeding by reason of the fact that such person is or was serving as a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith if such person satisfied the applicable level of care to permit such indemnification under the DGCL. The Restated Certificate provides that, subject to any requirements imposed by law or our Bylaws, the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition. Our Bylaws provide that, if and to the extent required by the DGCL, such an advance payment will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.
In addition to the rights to which a director or officer may be entitled under our Restated Certificate, our Bylaws, and applicable law, we have also entered into indemnification agreements with our directors and executive officers that requires us to indemnify, and to advance expenses on behalf of, our directors and officers to the fullest extent permitted by applicable law and establish the procedures by which a director or officer may request and receive indemnification.
Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.
Our Restated Certificate also provides that a director shall, to the maximum extent permitted by Section 102(b)(7) of the DGCL (or any successor provision), have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.
Item 16.	Exhibits.
Exhibit Number	Description
2.1
Securities Purchase Agreement, dated June 23, 2023, between GSE Systems, Inc. and Lind Global Fund II LP. Incorporated herein by reference to Exhibit 10.1 of GSE Systems, Inc. Form 8-K filed with the Securities and Exchange Commission on June 26, 2023.

2.2
Senior Convertible Promissory Note, dated June 23, 2023, issued to Lind Global Fund II LP. Incorporated herein by reference to Exhibit 10.2 of GSE Systems, Inc. Form 8-K filed with the Securities and Exchange Commission on June 26, 2023.

2.3
Common Stock Purchase Warrant, dated June 23, 2023, issued to Lind Global Fund II LP. Incorporated herein by reference to Exhibit 10.4 of GSE Systems, Inc. Form 8-K filed with the Securities and Exchange Commission on June 26, 2023.

2.4
First Amendment to Senior Convertible Promissory Note, dated October 6, 2023. Incorporated herein by reference to Exhibit 10.1 of GSE Systems, Inc. Form 8-K filed with the Securities and Exchange Commission on October 6, 2023.

2.5
First Amendment to Amended and Restated Senior Convertible Promissory Note, dated October 6, 2023. Incorporated herein by reference to Exhibit 10.2 of GSE Systems, Inc. Form 8-K filed with the Securities and Exchange Commission on October 6, 2023.

3.1
Restatement of Certificate of Incorporation dated November 14, 2016. Incorporated herein by reference to Exhibit 3.1 of GSE Systems, Inc. Form 10-Q filed with the Securities and Exchange Commission on November 14, 2016.

3.2
Amendment to the Certificate of Incorporation of GSE Systems, Inc. Incorporated herein by reference to Exhibit 3.1 of GSE Systems, Inc. Form 8-K filed with the Securities and Exchange Commission on June 15, 2018.

3.3
Amendment to the Restated Certificate of Incorporation of GSE Systems, Inc. Incorporated herein by reference to Exhibit 3.1 of GSE Systems, Inc. Form 8-K filed with the Securities an Exchange Commission on October 25, 2023.

3.4
Third Amended and Restated Bylaws of GSE Systems, Inc. Incorporated herein by reference to Exhibit 3.2 of GSE Systems, Inc. Form 8-K filed with the Securities and Exchange Commission on September 16, 2016.

3.5
First Amendment to the Third Amended and Restated Bylaws of GSE Systems, Inc. Incorporated herein by reference to Exhibit 3.2 of GSE Systems, Inc. Form 8-K filed with the Securities and Exchange Commission on June 15, 2018.

5.1*	Opinion of Miles & Stockbridge P.C.
23.1*	Consent of FORVIS LLP, independent registered accounting firm for the Company.
23.2*	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1)
24*	Power of Attorney (included on the signature page hereto)
107*	Filing Fee Table
*	Filed herewith

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on December 18, 2023.
GSE SYSTEMS, INC.

By:	/s/ Kyle J. Loudermilk
Name: Kyle J. Loudermilk
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kyle J. Loudermilk and Emmett A. Pepe and each of them severally as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Kyle J. Loudermilk	Chief Executive Officer and Director	December 18, 2023
Kyle J. Loudermilk

*	Chief Financial Officer	December 18, 2023
Emmett A. Pepe

*	Chairman of the Board	December 18, 2023
Kathryn O’Connor Gardner

*	Director	December 18, 2023
William Corey

*	Director	December 18, 2023
Thomas J. Dougherty
*By:	/s/ Kyle J. Loudermilk
Kyle J. Loudermilk
Attorney-in-Fact